$19,800,000

                     8% Subordinated Secured Notes due 2009

                         ------------------------------

                                    INDENTURE
                           Dated as of March 15, 2002
                         ------------------------------

                                     Between

                     Keystone Consolidated Industries, Inc.,

                                   as Issuer,

                                       and

                         U.S. Bank National Association,

                                   as Trustee

                              CROSS REFERENCE TABLE

Trust Indenture Act Section                                 Indenture Section
    310(a)(1)......................................................8.10
       (a)(2)......................................................8.10
       (a)(3)......................................................N.A.
       (a)(4)......................................................N.A.
       (a)(5)......................................................8.10
       (b).........................................................8.3;
                                                                   8.8;
                                                                   8.10
       (c).........................................................N.A.
       311(a)......................................................8.11
       (b).........................................................8.11
       (c).........................................................N.A.
       312(a)......................................................2.5
       (b).........................................................12.3
       (c).........................................................12.3
       313(a)......................................................8.6
       (b)(1)......................................................N.A.
       (b)(2)......................................................8.6
       (c).........................................................8.6;
                                                                   12.2
       314(a)......................................................5.2;
                                                                   12.2
       (b).........................................................11.2
       (c)(1)......................................................12.4
       (c)(2)......................................................12.4
       (c)(3)......................................................12.4
       (d).........................................................11.3
       (e).........................................................12.5
       (f).........................................................N.A.
       315(a)......................................................8.1(b)
       (b).........................................................8.5;
                                                                   12.2
       (c).........................................................8.1
       (d).........................................................8.1
       (e).........................................................7.11
       316(a)(1)(A)................................................7.5
       (a)(1)(B)...................................................7.4
       (a)(2)......................................................N.A.
       (b).........................................................7.7
       (c).........................................................N.A.
       317(a)(1)...................................................7.8
       (a)(2)......................................................7.10
       (b).........................................................2.4
       318(a)......................................................12.1
       318(b)......................................................N.A.
       318(c)......................................................12.1

"N.A." means not applicable.

TABLE OF CONTENTS*                                                *
                                                                         Page

ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE.....................1

         SECTION 1.1. DEFINITIONS.........................................1
         SECTION 1.2. OTHER DEFINITIONS...................................8
         SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT...8
         SECTION 1.4. RULES OF CONSTRUCTION...............................8
         SECTION 1.5. ACTS OF HOLDERS.....................................9

ARTICLE II. THE NOTES.....................................................10

         SECTION 2.1. FORM AND DATING.....................................10
         SECTION 2.2. EXECUTION AND AUTHENTICATION........................11
         SECTION 2.3. REGISTRAR AND PAYING AGENT; DEPOSITARY..............11
         SECTION 2.4. PAYING AGENTS TO HOLD MONEY IN TRUST................12
         SECTION 2.5. HOLDER LISTS........................................12
         SECTION 2.6. TRANSFER AND EXCHANGE...............................12
         SECTION 2.7. REPLACEMENT NOTES...................................14
         SECTION 2.8. OUTSTANDING NOTES...................................15
         SECTION 2.9. TEMPORARY NOTES.....................................15
         SECTION 2.10. CANCELLATION.......................................15
         SECTION 2.11. DEFAULTED INTEREST.................................15
         SECTION 2.12. PERSONS DEEMED OWNERS..............................16
         SECTION 2.13. CUSIP NUMBERS......................................16

ARTICLE III. RANKING 16

         SECTION 3.1. RANKING OF NOTES....................................16
         SECTION 3.2. NOTES SUBORDINATED TO SENIOR INDEBTEDNESS...........16
         SECTION 3.3. COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO NOTES
                      IN CERTAIN CIRCUMSTANCES...            .............18
         SECTION 3.4. SUBROGATION OF NOTES................................20
         SECTION 3.5. AUTHORIZATION BY HOLDERS OF NOTES...................21
         SECTION 3.6. NOTICES TO TRUSTEE..................................21
         SECTION 3.7. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS...........22
         SECTION 3.8. NO IMPAIRMENT OF SUBORDINATION......................22
         SECTION 3.9. ARTICLE III NOT TO PREVENT EVENTS OF DEFAULT........22
         SECTION 3.10. PAYING AGENTS OTHER THAN TRUSTEE...................22
         SECTION 3.11. NOTES SENIOR TO SUBORDINATED INDEBTEDNESS..........23
         SECTION 3.12. SUBORDINATION OF LIENS AND SECURITY INTERESTS......23
         SECTION 3.13. LEGEND. 23
         SECTION 3.14. MODIFICATION OF INDENTURE..........................23
         SECTION 3.15. ASSIGNMENT OF SENIOR INDEBTEDNESS..................24
         SECTION 3.16. RELEASE OF LIENS...................................24
         SECTION 3.17. AMENDMENT OF ARTICLE III...........................25

ARTICLE IV. REDEMPTION....................................................25

         SECTION 4.1. NOTICES TO TRUSTEE..................................25
         SECTION 4.2. SELECTION OF NOTES..................................25
         SECTION 4.3. NOTICE OF OPTIONAL REDEMPTION.......................26
         SECTION 4.4. EFFECT OF NOTICE OF REDEMPTION......................26
         SECTION 4.5. DEPOSIT OF REDEMPTION PRICE.........................27
         SECTION 4.6. NOTES REDEEMED IN PART..............................27
         SECTION 4.7. OPTIONAL REDEMPTION.................................27

ARTICLE V. COVENANTS 27

         SECTION 5.1. PAYMENT OF PRINCIPAL AND INTEREST...................27
         SECTION 5.2. COMPLIANCE CERTIFICATE..............................28
         SECTION 5.3. TAXES.   28
         SECTION 5.4. STAY, EXTENSION AND USURY LAWS......................28
         SECTION 5.5. CONTINUED EXISTENCE.................................28
         SECTION 5.6. IMPAIRMENT OF SECURITY INTEREST.....................29
         SECTION 5.7. AMENDMENT TO SECURITY DOCUMENTS.....................29
         SECTION 5.8. INSPECTION AND CONFIDENTIALITY......................29

ARTICLE VI. SUCCESSORS....................................................29

         SECTION 6.1. MERGER, CONSOLIDATION, OR SALE OF ASSETS............29
         SECTION 6.2. SUCCESSOR CORPORATION SUBSTITUTED...................30

ARTICLE VII. DEFAULTS AND REMEDIES........................................30

         SECTION 7.1. EVENTS OF DEFAULT...................................30
         SECTION 7.2. ACCELERATION........................................31
         SECTION 7.3. OTHER REMEDIES......................................32
         SECTION 7.4. WAIVER OF PAST DEFAULTS; RECISSION OF ACCELERATION..32
         SECTION 7.5. CONTROL BY MAJORITY.................................33
         SECTION 7.6. LIMITATION ON SUITS.................................33
         SECTION 7.7. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT.......33
         SECTION 7.8. COLLECTION SUIT BY TRUSTEE..........................33
         SECTION 7.9. TRUSTEE MAY FILE PROOFS OF CLAIM....................34
         SECTION 7.10. PRIORITIES.........................................34
         SECTION 7.11. UNDERTAKING FOR COSTS..............................34

ARTICLE VIII. TRUSTEE.....................................................35

         SECTION 8.1. DUTIES OF TRUSTEE...................................35
         SECTION 8.2. RIGHTS OF TRUSTEE...................................36
         SECTION 8.3. INDIVIDUAL RIGHTS OF TRUSTEE........................36
         SECTION 8.4. TRUSTEE'S DISCLAIMER................................36
         SECTION 8.5. NOTICE OF DEFAULTS..................................37
         SECTION 8.6. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES..........37
         SECTION 8.7. COMPENSATION, REIMBURSEMENT AND INDEMNITY...........37
         SECTION 8.8. REPLACEMENT OF TRUSTEE..............................38
         SECTION 8.9. SUCCESSOR TRUSTEE BY MERGER, ETC....................39
         SECTION 8.10. ELIGIBILITY; DISQUALIFICATION......................39
         SECTION 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..39
         SECTION 8.12. MONIES TO BE HELD IN TRUST.........................40

ARTICLE IX. SATISFACTION AND DISCHARGE OF INDENTURE.......................40

         SECTION 9.1. DISCHARGE OF INDENTURE..............................40
         SECTION 9.2. DEPOSITED MONEYS TO BE HELD IN TRUST BY TRUSTEE.....40
         SECTION 9.3. PAYING AGENT TO REPAY MONIES HELD...................41
         SECTION 9.4. RETURN OF UNCLAIMED MONIES..........................41
         SECTION 9.5. REINSTATEMENT.......................................41

ARTICLE X. AMENDMENT, SUPPLEMENT AND WAIVER...............................41

         SECTION 10.1. WITHOUT CONSENT OF HOLDERS OF NOTES................41
         SECTION 10.2. WITH CONSENT OF HOLDERS OF NOTES...................42
         SECTION 10.3. COMPLIANCE WITH TRUST INDENTURE ACT................43
         SECTION 10.4. REVOCATION AND EFFECT OF CONSENTS..................43
         SECTION 10.5. NOTATION ON OR EXCHANGE OF NOTES...................43
         SECTION 10.6. TRUSTEE TO SIGN AMENDMENTS, ETC....................43

ARTICLE XI. SECURITY DOCUMENTS............................................44

         SECTION 11.1. COLLATERAL AND SECURITY DOCUMENTS..................44
         SECTION 11.2. RECORDING; PRIORITY; OPINIONS, ETC.................44
         SECTION 11.3. RELEASE OF COLLATERAL..............................45
         SECTION 11.4. DISPOSITION OF COLLATERAL WITHOUT RELEASE..........46
         SECTION 11.5. EMINENT DOMAIN AND OTHER GOVERNMENT TAKINGS........46
         SECTION 11.6. TRUST INDENTURE ACT REQUIREMENTS...................47
         SECTION 11.7. SUITS TO PROTECT COLLATERAL........................48
         SECTION 11.8. PURCHASER PROTECTED................................48
         SECTION 11.9. POWERS EXERCISABLE BY RECEIVER OR TRUSTEE..........48
         SECTION 11.10. DETERMINATIONS RELATING TO COLLATERAL.............48
         SECTION 11.11. FORM AND SUFFICIENCY OF RELEASE...................49
         SECTION 11.12. POSSESSION AND USE OF COLLATERAL..................49
         SECTION 11.13. DISPOSITION OF OBLIGATIONS RECEIVED...............49
         SECTION 11.14. RELEASE UPON TERMINATION OF THE COMPANY'S
                        OBLIGATIONS.......................................49

ARTICLE XII. MISCELLANEOUS................................................50

         SECTION 12.1. TRUST INDENTURE ACT CONTROL........................50
         SECTION 12.2. NOTICES............................................50
         SECTION 12.3. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER
                       HOLDERS OF NOTES...................................51
         SECTION 12.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.51
         SECTION 12.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION......52
         SECTION 12.6. RULES BY TRUSTEE AND AGENTS........................52
         SECTION 12.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS,
                       EMPLOYEES AND STOCKHOLDERS.........................52
         SECTION 12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER
                       OF JURY TRIAL......................................52
         SECTION 12.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS......53
         SECTION 12.10. SUCCESSORS........................................53
         SECTION 12.11. SEVERABILITY......................................53
         SECTION 12.12. COUNTERPART ORIGINALS.............................53
         SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC..................53

EXHIBITS
Exhibit A         Form of Subordinated Secured Note

                                    INDENTURE

     INDENTURE, dated as of March 15, 2002, between Keystone Consolidated Industries, Inc., a Delaware corporation (the "Company"), and U.S. Bank National Association, a national banking association, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders (as defined below) of the Company's 8% Subordinated Secured Notes due 2009:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.1.......DEFINITIONS.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be presumed to be control, which presumption may be rebutted by evidence to the contrary.

     "Agent" means any Registrar,  Paying Agent or co-registrar.

     "Agent Member" means a member of, or a participant in, the Depositary.

     "Amended Credit Facility" means the Amended and Restated Revolving Loan and Security Agreement, dated as of December 29, 1995, by and between Congress Financial Corporation (Central) and the Company, as amended, including any related collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time (provided that such amendment, modification, renewal, refunding, replacement or refinancing does not result in an increase in
(i) the $55 million in the maximum principal amount of revolving borrowings available under the Amended Credit Facility or (ii) the principal amount of any term loan outstanding under the Amended Credit Facility to an amount in excess of $15 million).

     "Applicable Procedures" means, with respect to any transfer or exchange of beneficial interests in a Global Note, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

     "Bankruptcy Law" means Title 11 of the U.S. Code or any similar Federal or state law for the relief of debtors.

     "Board" means the Board of Directors of the Company or any duly authorized committee of the Board of Directors.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital  Stock" means (i) in the case of a corporation,  corporate  stock,
(ii) in the case of an association or any other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such association or entity, (iii) in the case of a partnership, partnership interests (whether general or limited), and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition; (ii) demand and time deposits, certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Amended Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;
(iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above; (iv) commercial paper rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Rating Group and in each case maturing within six months after the date of acquisition; and (v) money market funds rated at least Aaa by Moody's Investors Service, Inc.

     "Certificated Note" means a Note that is in the form of the Note attached hereto as Exhibit A, but which does not include the information called for by footnotes 1 and 2 thereof.

     "Collateral" means, collectively, all of the property and assets that are from time to time subject to, or purported to be subject to, the Lien of this Indenture or the Security Documents.

     "Collateral Agent" shall mean U.S. Bank National Association, in its capacity as collateral agent under the Security Documents, and any successor thereto in such capacity.

     "Commission" means the United States Securities and Exchange Commission.

     "Company" means Keystone Consolidated Industries, Inc., a Delaware corporation, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.

     "Default" means any event, occurrence or condition that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

     "Depositary" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

     "Global Note" means a Note that is in the form of the Note attached hereto as Exhibit A, including the information called for by footnotes 1 and 2 thereof, that is deposited with and registered in the name of the Depositary.

     "Guarantee" means, as applied to any Indebtedness of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of all or any part of such Indebtedness, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Indebtedness of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Indebtedness of another Person.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

     "Holder" means a Person in whose name a Note is registered.

     "Incur" or "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the unconsolidated balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means, with respect to any Person, without duplication, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

          (i) any liability of such Person (a) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility; (b) evidenced by a bond, note, debenture or similar instrument; (c) for the balance deferred and unpaid of the purchase price for any property or service or any obligation upon which interest charges are customarily paid (except for accrued expenses or trade payables arising in the ordinary course of business); (d) for the payment of money relating to a lease that is required to be classified as a Capital Lease Obligation in accordance with GAAP; (e) secured by a Lien;

          (ii) any obligation of others secured by a Lien on any asset of such Person, whether or not any obligation secured thereby has been assumed, by such Person;

          (iii) any obligations of such Person under any Hedging Obligation; and

          (iv) any Guarantee of such Person or any obligation of such Person which in economic effect is a guarantee with respect to any Indebtedness of another Person.

     "Indenture" means this Indenture, as amended or supplemented from time to time.

     "Intercreditor Agreement" means the Letter Agreement, dated as of March 15, 2002, between the Company, Congress Financial Corporation (Central), The County of Peoria, Illinois, and the Trustee, as the same may be amended from time to time.

     "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

     "Issue Date" means the date on which the Notes are first authenticated and delivered under this Indenture.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Mortgages" means, collectively, any mortgages dated on or about the date hereof between the Company and the Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Mortgaged Property" has the meaning assigned to such term in the Mortgages.

     "Net Award" shall have the meaning assigned to such term in the Mortgages and shall include any amounts received in respect of personal property pursuant to the Security Documents or otherwise.

     "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

     "Notes" means the Subordinated Secured Notes that are issued under this Indenture, as amended or supplemented from time to time.

     "Officer" means, (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice- President or Assistant Secretary of such Person and
(b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

     "Officers' Certificate" means a certificate signed on behalf of any Person by two Officers of such Person, one of whom must be the Chief Executive Officer, the Chief Financial Officer, the Treasurer or the principal accounting officer of such Person, that meets the requirements of Sections 12.4 and 12.5 hereof.

     "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Sections 12.4 and 12.5 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

     "Peoria County Loan" means the Loan Agreement, dated as of March 13, 2002, between the Company and The County of Peoria, Illinois, including any related collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, entity, unincorporated organization or government or any agency or political subdivision thereof.

     "Permitted  Liens"  means (i) Liens on property  existing as of the date of this Indenture and as modified or amended from time to time; (ii) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (iii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, however, that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security; (v) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company; (vi) Liens securing reimbursement obligations with respect to letters of credit which encumber only documents and other property relating to such letters of credit and the products and proceeds thereof; (vii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements; (viii) any interest or title of a lessor in property subject to any Capital Lease Obligation or operating lease; (ix) Liens evidenced by Uniform Commercial Code financing statements regarding leases; (x) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carrier's, warehousemen's, materialmen's and mechanic's liens, which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof; (xi) Liens to secure Senior Indebtedness; or (xii) any other Liens not exceeding $1,000,000 in aggregate amount at any time outstanding.

     "Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

     "Prior Liens" has the meaning assigned to such term in the Mortgages.

     "Real Property" means any interest in any real property or any portion thereof whether owned in fee or leased or otherwise owned.

     "Redemption Date" means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant this Indenture.

     "Redemption Price" means the amount payable for the redemption of any Note on a Redemption Date, which amount shall equal the principal amount of such Note exclusive of accrued and unpaid interest thereon to the Redemption Date, unless otherwise specifically provided.

     "Refinanced Senior Credit Facility Documents" shall mean any financing documentation which replaces the Amended Credit Facility and pursuant to which the Senior Indebtedness under the Amended Credit Facility is refinanced (in whole or in part), as such financing documentation may be amended, restated, supplemented or otherwise modified from time to time.

     "Responsible Officer" means, when used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the security agreement dated as of the date hereof between the Company and the Collateral Agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Security Documents" means, collectively, the Security Agreement, the Mortgages, the Intercreditor Agreement and all other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may be amended, amended and restated, supplemented or otherwise modified from time to time.

     "Senior Credit Facility Documents" means the Amended Credit Facility and, after the consummation of any refinancing, the Refinanced Senior Credit Facility Documents.

     "Senior Indebtedness" means the principal, premium, if any, and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company and/or its Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding, including interest that would have accrued but for such filing), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of Indebtedness of the Company and/or its
Subsidiaries (including, without limitation, the Peoria County Loan and Indebtedness arising and owing under the Senior Credit Facility Documents) existing as of the date of this Indenture, as may be amended from time to time, and any renewals, restatements, extensions, refinancings, refundings, amendments and modifications of any such indebtedness or obligations or of the instruments creating or evidencing such indebtedness or obligations or guarantees, and with respect to the Senior Credit Facility Documents, including, without limitation, all Indebtedness and amounts and obligations of every nature whether existing as of the date of this Indenture or as shall thereafter be created, incurred, assumed or guaranteed that arise and are payable under the Senior Credit Facility Documents; provided, however, that Senior Indebtedness shall not include (i) Indebtedness owed to a Subsidiary; (ii) Indebtedness of the Company which is expressly pari passu to the Notes; or (iii) Subordinated Indebtedness. Senior Indebtedness shall be considered to be outstanding whenever any loan commitment under the Senior Indebtedness Document is outstanding.

     "Subordinated Indebtedness" means any Indebtedness of the Company now or hereafter outstanding which by its terms is expressly subordinated in right of payment to the Notes and all Indebtedness hereafter created, incurred, assumed or guaranteed by the Company (except to the extent such Indebtedness constitutes Senior Indebtedness).

     "Subordinated Indebtedness Documents" means any Guarantee with respect to the Subordinated Indebtedness and all other documents, agreements and instruments evidencing or pertaining to all or any portion of the Subordinated Indebtedness (including, without limitation, all collateral documentation securing such Subordinated Indebtedness) now existing or hereinafter executed in connection therewith, as the same may be, solely to the extent permitted hereunder, amended, modified, renewed or extended and, solely to the extent permitted hereunder, any refinancing or refunding of the Subordinated Indebtedness.

     "Subordinated Secured Notes" means the Company's 8% Subordinated Secured Notes due 2009 issued pursuant to this Indenture.

"Subsidiary"  means  with
respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or in a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or member or the managing general partner or member of which is such Person or a Subsidiary of such Person or (b) the only general partners or members of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Taking"  shall have the meaning  assigned  to such term in the  Mortgages.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     SECTION 1.2. OTHER DEFINITIONS.

                            Term                        Defined in
                                                          Section
        "Act"                                               1.4
        "Event of Default"                                  7.1
        "Paying Agent"                                      2.3
        "Payment Default"                                   7.1
        "Payment or Distribution"                           3.2
        "Registrar"                                         2.3
        "Surviving Entity"                                  6.1

     SECTION 1.3. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture to the extent that either this Indenture has been qualified under the TIA or such provision is otherwise made applicable to this Indenture by the TIA notwithstanding the qualification of this Indenture under the TIA. In accordance with the foregoing, the following TIA terms used in this Indenture shall have the following meanings:


     "indenture securities" means the Notes;

     "indenture  security  holder"  means a Holder;

     "indenture to be qualified" means this Indenture;

     "indenture trustee" or "institutional trustee" means the Trustee;

     "obligor" on the Notes means the Company and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them to the extent that either this Indenture has been qualified under the TIA or such definition is otherwise made applicable to this Indenture by the TIA notwithstanding the qualification of this Indenture under the TIA.

     SECTION 1.4. RULES OF CONSTRUCTION. Unless the context otherwise requires:

     (a) a term has the  meaning  assigned  to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (c) "or" is not exclusive;

     (d) words in the singular include the plural, and in the plural include the singular;

     (e) provisions apply to successive events and transactions;

     (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (g) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

     SECTION 1.5. ACTS OF HOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 8.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.5.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership or a limited liability company, on behalf of such corporation, partnership or limited liability company, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

     (c) The ownership of Notes shall be proved by the register maintained by the Registrar.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                                  ARTICLE II.

                                    THE NOTES

     SECTION 2.1. FORM AND DATING. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to any set forth in Exhibit A hereto. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $500 or even multiples thereof.

     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     (a) Global Notes.

     Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section
2.6 hereof.

     Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with Section 2.2, authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary. Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

     (c) Certificated Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto, but without including the text referred to in footnotes 1 and 2 thereto.

     SECTION 2.2. EXECUTION AND AUTHENTICATION.

     Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature. The seal of the Company shall be reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee, upon a written order of the Company signed by two Officers of the Company, shall authenticate Notes for original issue up to the aggregate principal amount of $19,800,000. Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section
2.7 hereof.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

     SECTION 2.3. REGISTRAR AND PAYING AGENT; DEPOSITARY.

  The Company shall
maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal and Redemption Price of, and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co- registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

     The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

     The Company does not initially appoint a Depositary with respect to the Global Notes, electing instead to appoint a Depositary only at such time as a Global Note(s) is issued.

     SECTION 2.4. PAYING AGENTS TO HOLD MONEY IN TRUST. The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal and Redemption Price of, and interest on, the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

     SECTION 2.5. HOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a) to the extent such provision is otherwise applicable hereto. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA ss. 312(a) to the extent such provision is otherwise applicable hereto.

     SECTION 2.6. TRANSFER AND EXCHANGE.

     (a) Transfer and Exchange of Global Notes. The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture and the procedures of the Depositary therefor, which shall include restrictions on transfer to the extent required by the Securities Act.

     (b) Transfer and Exchange of Certificated Notes. When Certificated Notes are presented by a Holder to the Registrar with a request:

          (i) to register the transfer of the Certificated Notes; or

          (ii) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

          the Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

     (c) Exchange of a Beneficial Interest in a Global Note for a Certificated Note.

          (i) Any Person having a beneficial interest in a Global Note may upon request, subject to the Applicable Procedures, exchange such beneficial interest for a Certificated Note. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note, and a certification (which may be submitted by facsimile) to the effect that such beneficial interest is being transferred to the same Person designated by the Depositary as having the beneficial interest in the portion of the Global Note being exchanged; in which case the Trustee or the Note Custodian, at the direction of the Trustee, shall, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, cause the aggregate principal amount of Global Notes to be reduced accordingly and, following such reduction, the Company shall execute and the Trustee shall authenticate and deliver to the Person requesting such exchange a Certificated Note in the appropriate principal amount.

          (ii) Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Certificated Notes to the Persons in whose names such Notes are so registered.

          (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Indenture (other than the provisions set forth in this Section 2.6(d)), a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (e) Authentication of Certificated Notes in Absence of Depositary. If at any time:

               (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Notes and a successor Depositary for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

               (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture,

          then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Certificated Notes registered in such names and principal amounts as specified by the Depositary in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

          (f) Cancellation or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or canceled, all Global Notes shall be returned to or retained and canceled by the Trustee in accordance with
     Section 2.10 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

          (g) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

               (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

               (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All  Certificated  Notes and Global  Notes  issued  upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required:

                    (a) to issue,  to  register  the  transfer of or to exchange
               Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 4.2 hereof and ending at the close of business on the day of selection; or

                    (b) to register  the  transfer of or to exchange any Note so
               selected  for  redemption  in  whole  or  in  part,   except  the
               unredeemed portion of any Note being redeemed in part; or

                    (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

               (vi) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2 hereof.

     SECTION 2.7. REPLACEMENT NOTES. If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met; provided, however, that in lieu of the foregoing, the Trustee may pay or cause the payment of the principal of and accrued and unpaid interest on any such mutilated, destroyed, lost or stolen
Note in the event such Note has matured. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company may charge the Holder for their expenses in replacing a Note. Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.


     SECTION 2.8. OUTSTANDING NOTES.

     The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof, and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is replaced pursuant to Section 2.7 hereof, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

     If the principal amount of any Note is considered paid under Section 5.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

     SECTION 2.9. TEMPORARY NOTES. Until Certificated Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with Section 2.2 hereof, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Certificated Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

     SECTION 2.10. CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall promptly destroy all such canceled Notes and deliver to the Company a certificate of the destruction of such Notes. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.


     SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 5.1 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     SECTION 2.12. PERSONS DEEMED OWNERS. Prior to due presentment of a Note for registration of transfer and subject to Section 2.11 hereof, the Company, the Trustee, any Paying Agent, any co- registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co- registrar or any Registrar shall be affected by any notice to the contrary.


     SECTION 2.13. CUSIP NUMBERS. The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

                                  ARTICLE III.

                                    RANKING

     SECTION 3.1. RANKING OF NOTES. The Notes shall rank (i) senior to the Company's Subordinated Indebtedness and (ii) subordinate to the Company's Senior Indebtedness to the extent and in the manner provided in this Article III.

     SECTION 3.2. NOTES SUBORDINATED TO SENIOR INDEBTEDNESS.

          (a) The Company agrees, and each Holder of the Notes by his acceptance thereof likewise agrees, that the payment of the principal of, and interest on and any other amounts under, the Notes (all of the foregoing, a "Payment" or "Distribution") is subordinated and junior in right and time of payment, to the extent and in the manner provided in this Article III, to the prior irrevocable payment in full in cash of all Senior Indebtedness outstanding on the date hereof and shall be senior in right of payment to all Indebtedness (except the Senior Indebtedness) hereafter created, incurred, assumed or guaranteed by the Company.

          A Payment or Distribution shall include any asset of any kind or character, and may consist of cash, securities or other property, by set-off or otherwise, and shall include, without limitation, any purchase, redemption or other acquisition of Notes or the making of any deposit of funds pursuant to this Indenture.

          (b) The Senior Indebtedness of the Company shall continue to be Senior Indebtedness and entitled to the benefit of these subordination provisions irrespective of any amendment, modification, refunding, refinancing or waiver of any term of any instrument relating to refinancing of the Senior Indebtedness.

          (c) All the provisions of this Indenture and the Notes shall be subject to the provisions of this Article III so far as they may be applicable thereto, except that nothing in this Article III shall apply to claims for, or payments to, the Trustee under or pursuant to Section 8.7.

          (d) No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Company, any Paying Agent, the Holders of the Notes, the Trustee or the holders of the Senior Indebtedness, or by any noncompliance by the Company, any Paying Agent, the Holders of the Notes or the Trustee with any of the terms, provisions and covenants of the Notes or this Indenture, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

          (e) Except for such Payments or Distributions permitted to be made to the Holders of the Notes pursuant to Section 3.3, any Payment or Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the holders of the Senior Indebtedness until all Senior Indebtedness is irrevocably paid in full in cash and all commitments to lend under the Senior Credit Facility Documents shall have been terminated. Each of the Trustee and the Holders of the Notes irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other person having authority, to pay or otherwise deliver all such Payments and Distributions to the holders of the Senior Indebtedness. Each of the Trustee and the Holders of the Notes also irrevocably authorizes and empowers the holders of the Senior Indebtedness, in the name of such Trustee and the Holders of the Notes, to demand, sue for, collect and receive any and all such Payments and Distributions.

          (f) Each of the Trustee and the Holders of the Notes agrees not to initiate, prosecute or participate in any claim, action or other proceeding challenging the enforceability, validity, perfection or priority of the Senior Indebtedness, any liens and security interests securing the Senior Indebtedness, any claim or adequate protection rights granted or allowed by a bankruptcy court in favor of the Senior Indebtedness or the holders of the Senior Indebtedness, the terms of any proposed orders authorizing the use of cash collateral to which a majority of the holders of the Senior Indebtedness consents, or the terms of any proposed debtor-in-possession financing to be provided by the holders of the Senior Indebtedness or otherwise supported by a majority of the holders of the Senior Indebtedness in such Proceeding, including, without limitation, any claim or objection based on lack of adequate protection with respect to the Subordinated Indebtedness.

          (g) Each of the Trustee and the Holders of the Notes agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Indebtedness requested by the holders of the Senior Indebtedness in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints the holders of the Senior Indebtedness, its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of the Trustee or the Holders of the Notes promptly to do so prior to 15 days before the expiration of the time to file any such proof of claim and (ii) vote such claim in any such Proceeding upon the failure of the Trustee and the Holders of the Notes to do so prior to 10 days before the expiration of the time to vote any such claim; provided that the holders of the Senior Indebtedness shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that the holders of the Senior Indebtedness vote any claim in accordance with the authority granted hereby, the Trustee and the Holders of the Notes shall not be entitled to change or withdraw such vote.

          (h) The Senior Indebtedness shall continue to be treated as Senior Indebtedness and the provisions of this Article III shall continue to govern the relative rights and priorities of the holders of the Senior Indebtedness and the Trustee and the Holders of the Notes even if all or part of the Senior Indebtedness or the security interests securing the Senior Indebtedness are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and the provisions of this Article III shall be reinstated if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any holder of Senior Indebtedness or any representative of such holder.

     SECTION 3.3. COMPANY NOT TO MAKE PAYMENTS WITH RESPECT TO NOTES IN CERTAIN CIRCUMSTANCES.


     No Payment or Distribution shall be made by the Company, the Trustee or any Paying Agent on account of principal of, interest on or any other amounts under the Notes, whether upon stated maturity, redemption or acceleration, or otherwise, or on account of the purchase or other acquisition of Notes, whether upon stated maturity, redemption or acceleration, or otherwise, until the Senior Indebtedness is irrevocably paid in full in cash and all commitments to lend under the Senior Credit Facility Documents shall be terminated. Notwithstanding the foregoing, so long as no default under the Senior Credit Facility Documents has occurred and is continuing, the Company may make and the Trustee, Paying Agent and Holders may receive, accept and retain regularly scheduled interest payments that are due under the Notes.

     Until the Senior Indebtedness is irrevocably paid in full in cash and all commitments to lend under the Senior Credit Facility Documents shall be terminated, the Trustee, Paying Agent, Collateral Agent and Holders of the Notes shall not, without the prior written consent of the holders of the Senior Indebtedness, take any Enforcement Action with respect to the Subordinated Indebtedness. For purposes of this Indenture, "Enforcement Action" shall mean
(a) to take any enforcement action or otherwise commence the exercise of remedies against the Company or any guarantor of the Subordinated Indebtedness to collect all or any part of the Subordinated Indebtedness, including by way of set-off, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against the Company or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Indebtedness or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Indebtedness Documents or applicable law with respect to the Subordinated Indebtedness, (c) to accelerate the Subordinated Indebtedness, (d) to exercise any put option or to cause the Company or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Indebtedness Document or (e) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of the Company or any such guarantor.

     Upon any acceleration of the principal of the Notes or any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash, or payment thereof provided for to the satisfaction of the holders thereof, before any Payment or Distribution is made on account of the principal of, interest on or any other amount under the Notes; and upon any such dissolution or winding up or liquidation or reorganization, any Payment or Distribution by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other company, trust or corporation provided for by a plan of reorganization or readjustment, the payment of which is junior or otherwise subordinate, at least to the extent provided in this Article III with respect to the Notes to the payment of all Senior Indebtedness and to the payment of all securities issued in exchange therefor to the holders of the Senior Indebtedness, and the rights of the holders of Senior Indebtedness of the Company are not altered by such plan of reorganization or readjustment), to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article III, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such Payment or Distribution directly to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Payment or Distribution is made to the Holders of the Notes or to the Trustee, except that the Trustee will have a lien for the payment of its fees and expenses.

     In the event that, notwithstanding the foregoing, any Payment or Distribution by the Company of any kind or character, (whether such payment shall be in cash, property or securities) which is prohibited by the foregoing, shall have been made to the Trustee, Paying Agent or the Holders of the Notes before all Senior Indebtedness is irrevocably paid in full in cash, or provision is made for such payment to the satisfaction of the holders thereof, and if such fact shall then have been or thereafter be made known to the Trustee, Paying Agent or, as the case may be, such Holder, then and in such event such Payment or Distribution shall be paid over by the Trustee, Paying Agent or such Holder or delivered to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash, after giving effect to any concurrent Payment or Distribution to or for the holders of such Senior Indebtedness, and, until so delivered, the same shall be held in trust by any Holder of a Note as the property of the holders of Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided in
Article VI shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 3.3 if such other Person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article VI. Nothing in this Section shall apply to claims of, or payments to, the Trustee under or pursuant to Section 8.7.

     The holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing (or impacting the subordination provisions hereunder) the obligations of the Holders of the Notes hereunder to the holders of Senior Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; (iv) apply any amounts received to any liability of the Company owing to holders of Senior Indebtedness; and/or (v) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 3.4. SUBROGATION OF NOTES.

     Subject to the prior irrevocable payment in full in cash of all amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of all Senior Indebtedness at the time outstanding, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive Payments or Distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of, or interest on, the Notes shall be paid in full; and, for the purposes of such subrogation, no Payments or Distributions to the holders of Senior Indebtedness to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article III, and no payments pursuant to the provisions of this Article III to the holders of Senior Indebtedness by Holders of the Notes or the Trustee, shall, as between the Company, the Company's creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article III are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     Nothing contained in this Article III or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, and interest on, the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article III of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article III, the Trustee, subject to the provisions of Sections 8.1 and 8.2, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article III.

     SECTION 3.5. AUTHORIZATION BY HOLDERS OF NOTES. Each holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holder of the Note and the holders of Senior Indebtedness, the subordination provided for in this Article III and appoints the Trustee his attorney-in-fact for any and all such purposes including, without limitation, to execute, verify, deliver and file any proofs of claim which any holder of Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Notes and to effectuate the full benefit of the subordination contained herein. If the Trustee shall fail to do so prior to 30 days prior to the expiration of the period for filing such claims, any such holder of Senior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the Holder to execute, verify, deliver and file any such proofs of claim; provided that no holder of Senior Indebtedness shall incur any liability for any failure to exercise its right to file any such proofs of claim.

SECTION  3.6.  NOTICES TO TRUSTEE.

     The Company shall give prompt written notice to the Trustee of any fact known to it which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Notes pursuant to the provisions of this Article
III. Notwithstanding the provisions of this Article III or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of moneys to or by the Trustee in respect of the Notes pursuant to the provisions of this
Article III unless and until the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 8.1 and 8.2, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received at least three Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose (including, without limitation, the payment of the principal of, or interest on, any Note) with respect to such moneys the notice provided for in this Section 3.6, then, anything herein contained to the contrary notwithstanding, the Trustee shall have the full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date or at any time thereafter.

     The Trustee shall be entitled to rely conclusively on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or agent on behalf of any such holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article III, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article III, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 3.7. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article III in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Section 3.7 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article III, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable, in the absence of the Trustee's gross negligence or willful misconduct, to any such holder if the Trustee shall mistakenly pay over or distribute to Holders of the Notes or the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article III or otherwise.


     SECTION 3.8. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, the Trustee or the Holder of any of the Notes or by any act, or failure to act, in good faith, by any such holder of Senior Indebtedness, or by any noncompliance by the Company, the Trustee or the Holder of any of the Notes with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     SECTION 3.9. ARTICLE III NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal of, or interest on, the Notes by reason of any provision in this Article III shall not be construed as preventing the occurrence of an Event of Default with respect to such Notes under Section 7.1. SECTION

     3.10. PAYING AGENTS OTHER THAN TRUSTEE. In any case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article III shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article III in addition to or in place of the Trustee.

     SECTION 3.11. NOTES SENIOR TO SUBORDINATED INDEBTEDNESS. The indebtedness represented by the Notes will be senior and prior in right of payment to all Subordinated Indebtedness, to the extent and in the manner provided in such Subordinated Indebtedness, and shall be senior and prior in right of payment to all Indebtedness hereafter created, incurred, assumed or guaranteed by the Company (except to the extent such Indebtedness constitutes Senior Indebtedness).

     SECTION 3.12. SUBORDINATION OF LIENS AND SECURITY INTERESTS. Subject to the terms of the Intercreditor Agreement, until the Senior Indebtedness has been irrevocably paid in full in cash and all lending commitments under the Senior Credit Facility Documents have terminated, any Liens and security interests of the Collateral Agent, Trustee or any Holder of the Notes in the Collateral which may exist shall be and hereby are subordinated for all purposes and in all respects to the Liens and security interests of the holders of the Senior Indebtedness in the Collateral, regardless of the time, manner or order of perfection of any such Liens and security interests. Each of the Trustee, Collateral Agent and the Holders of the Subordinated Indebtedness agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Indebtedness, the Senior Credit Facility Documents, or the Liens and security interests of the holders of the Senior Indebtedness in the Collateral securing the Senior Indebtedness.

     SECTION 3.13. LEGEND. Until the Senior Indebtedness has been irrevocably paid in full in cash and all lending commitments under the Senior Credit Facility Documents have terminated, the Trustee and each Holder of Subordinated Indebtedness will cause to be clearly, conspicuously and prominently inserted on the face of the Notes, as well as any renewals or replacements thereof, the following legend:

          This instrument and the rights and obligations evidenced hereby are subordinate in the manner and to the extent set forth in Article III of that certain Indenture, entered into as of March 15, 2002 by and between THE COMPANY, and U.S. Bank National Association, as trustee, to the senior indebtedness (as defined in such indenture) OF the Company, including, without limitation, the Peoria County Loan and Indebtedness under the Senior Credit Facility Documents, each as defined in the indenture; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Indenture.

     SECTION 3.14. MODIFICATION OF INDENTURE. Until the Senior Indebtedness has been irrevocably paid in full in cash and all lending commitments under the Senior Credit Facility Documents have terminated, and notwithstanding anything to the contrary contained in this Indenture, the Trustee and the Holders of the Notes shall not, without the prior written consent of the holders of the Senior Indebtedness, agree to any amendment, restatement, modification, refinancing, refunding or supplement to this Indenture or the Notes.

     SECTION 3.15. ASSIGNMENT OF SENIOR INDEBTEDNESS. Any holder of the Senior Indebtedness may, from time to time, without notice to the Trustee or any Holder of the Notes, assign or transfer any or all of the Senior Indebtedness or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Indebtedness shall, subject to the terms hereof, be and remain Senior Indebtedness for purposes of this Indenture, and every assignee or transferee of any of the Senior Indebtedness or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Senior Indebtedness, be entitled to rely upon and be the third party beneficiary of the subordination provided under this Indenture and shall be entitled to enforce the terms and provisions hereof. The holders of the Senior Indebtedness shall be third party beneficiaries under this Article III hereof.

     SECTION 3.16. RELEASE OF LIENS. Subject to the Intercreditor Agreement, the holders of the Senior Indebtedness' rights with respect to the Collateral include the right to release any or all of the Collateral from any or all liens or encumbrances in favor of the holders of the Senior Indebtedness, the Trustee, the Collateral Agent and the Holders of the Notes in connection with any sale of all or any portion of the Collateral. The Trustee, the Collateral Agent and the Holders of the Notes are hereby deemed to have consented to all such sales. Upon the request of the holders of the Senior Indebtedness, the Collateral Agent shall deliver to the holders of the Senior Indebtedness such duly executed and undated UCC and, as applicable, intellectual property terminations, satisfactions and discharges of mortgages (the term "mortgage" being deemed to include mortgage deeds, deeds of trust and other similar instruments creating a lien on real property), termination statements and partial release statements (in blank as to the assets being released), as the holders of the Senior Indebtedness may request with respect to the Collateral Agent's and Holders of the Notes' liens on any or all of the Company's assets. If the holders of the Senior Indebtedness shall determine, in connection with any sale of Collateral, that the termination, satisfaction, discharge or partial release of the lien on all or any portion of the Collateral in connection with such sale is necessary or advisable, the holders of the Senior Indebtedness may deliver to the applicable purchaser at such sale (or, upon the request of such purchaser, file) such previously delivered termination, satisfaction, discharge or partial release documents, which partial release documents the holders of the Senior Indebtedness are hereby authorized to complete (whether one or more and from time to time)) by inserting the description of the assets to be released. The Collateral Agent shall execute such other release, satisfaction, discharge and termination documents and instruments and shall take such further actions as the holders of the Senior Indebtedness shall request. The Trustee, Collateral Agent and Holders of the Notes each hereby irrevocably constitute and appoint the holders of the Senior Indebtedness, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Trustee, Collateral Agent and Holders of the Notes and in their name or in the holders of the Senior Indebtedness' own name, from time to time in the holders of the Senior Indebtedness' discretion, for the purpose of carrying out the terms of this Section 3.16, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Section 3.16, including, without limitation, any terminations of financing statements, partial lien releases, mortgage satisfactions and discharges, endorsements, assignments or other instruments of transfer, termination or release, and, in addition, to take any and all other appropriate and commercially reasonably action for the purpose of carrying out the terms of this Section 3.16. The Trustee, Collateral Agent and Holders of the Notes hereby ratify all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in this Section 3.16. No person to whom this power of attorney is presented, as authority for holders of the Senior Indebtedness to take any action or actions contemplated hereby, shall be required to inquire into or seek confirmation from the Trustee, Collateral Agent or Holders of the Notes as to the authority of the holders of the Senior Indebtedness to take any action described herein, or as to the existence of or fulfillment of any condition to this power of attorney, which is intended to grant to the holders of the Senior Indebtedness unconditionally the authority to take and perform the actions contemplated herein. Each of the Trustee, Collateral Agent and the Holders of the Notes irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this power of attorney.


     SECTION 3.17. AMENDMENT OF ARTICLE III. Notwithstanding any provision hereof to the contrary, no amendment or modification of this Article III shall be effective against any holder of Senior Indebtedness, the Trustee, the Collateral Agent, the Paying Agent or any Holder of the Notes unless the holders of the Senior Indebtedness so consent.

                                  ARTICLE IV.

                                   REDEMPTION

     SECTION 4.1. NOTICES TO TRUSTEE.

     If the Company elects to redeem Notes pursuant to the provisions of Section
4.7 hereof, it shall furnish to the Trustee, at least 45 days but not more than 60 days before the Redemption Date, an Officers' Certificate of the Company setting forth the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

     If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.


     SECTION 4.2. SELECTION OF NOTES. If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed by lot, pro rata or by such other method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption. The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions thereof selected shall be in amounts of $500 or even multiples thereof; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $500, shall be redeemed.

     SECTION 4.3. NOTICE OF OPTIONAL REDEMPTION.

     In the event Notes are to be redeemed pursuant to Section 4.7 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part at its registered address, with a copy to the Trustee. The notice shall identify the Notes or portions thereof to be redeemed, including CUSIP numbers, and shall state:

     (a) the Redemption Date;

     (b) the Redemption Price;

     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

     (d) the name and address of the Paying Agent;

     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest thereon to the Redemption Date;

     (f) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price and accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed; and

     (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

     If the Redemption Date is on or after an interest record date and on or before the related Interest Payment Date, any accrued and unpaid interest to the Redemption Date shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders pursuant to the redemption.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date, an Officers' Certificate of the Company requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

     SECTION 4.4. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus accrued interest to the Redemption Date; provided, however, that installments of interest which are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

     SECTION 4.5. DEPOSIT OF REDEMPTION PRICE. On or before each Redemption Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed on that date, including without limitation any accrued and unpaid interest to the Redemption Date. Upon written request by the Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose. Unless the Company defaults in making such payment, interest on the Notes to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid Redemption Price from the applicable Redemption Date until such amount is paid, and on any interest not paid on such amount, in each case at the rate provided in the Notes and in Section 5.1 hereof.

     SECTION 4.6. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed.


     SECTION 4.7. OPTIONAL REDEMPTION.

     (a) At any time, and from time to time, after the Issue Date, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Price plus accrued and unpaid interest thereon to the applicable Redemption Date.

          (b) Any redemption pursuant to this Section 4.7 shall be made pursuant to the provisions of Sections 4.1 through 4.6 hereof.

                                   ARTICLE V.

                                    COVENANTS

     SECTION 5.1. PAYMENT OF PRINCIPAL AND INTEREST.

     The Company shall pay or cause to be paid the principal and Redemption Price of, and interest on, the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 5:00 p.m. Eastern Time on the Business Day immediately preceding such due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and Redemption Price at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

     SECTION 5.2. COMPLIANCE CERTIFICATE.

     (a) The Company shall deliver to the Trustee, within 60 days after the end of each of the first three fiscal quarters of each fiscal year, and within 90 days after the end of each fiscal year, an Officers' Certificate of the Company stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal period has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture in all material respects, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture in all material respects and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing each such Default or Event of Default and its status with particularity) of which he or she may have knowledge, and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event. The Officers' Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.

     (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (and in any event within five days) upon any of its Officers becoming aware of any Default or Event of Default an Officers' Certificate of the Company specifying such Default or Event of Default.

     SECTION 5.3. TAXES. The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

     SECTION 5.4. STAY, EXTENSION AND USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law had not been enacted.

     SECTION 5.5. CONTINUED EXISTENCE. Subject to Article VI hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company and (ii) the material rights (charter and statutory), licenses and franchises of the Company, except to the extent that the Board determines in good faith that the preservation of such right, license or franchise is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

     SECTION 5.6. IMPAIRMENT OF SECURITY INTEREST. The Company shall not, and shall not permit any of its Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of affecting or impairing the security interest in favor of the Collateral Agent, on behalf of the Trustee and the Holders, with respect to the Collateral, and the Company shall not grant to any Person (other than the Collateral Agent on behalf of the Trustee and the Holders) any interest whatsoever in the Collateral, except, in either case, as expressly permitted by this Indenture and the Security Documents.

     SECTION 5.7. AMENDMENT TO SECURITY DOCUMENTS. The Company will not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way which would be adverse to the Holders without the consent of the holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes.

     SECTION 5.8. INSPECTION AND CONFIDENTIALITY.

     (a) The Company shall, and shall cause each of its Subsidiaries to, permit authorized representatives of the Trustee and the Collateral Agent to visit and inspect the properties of the Company or its Subsidiaries, and any or all books, records and documents in the possession of the Company relating to the Collateral, and to make copies and take extracts therefrom and to visit and inspect the Collateral, all upon reasonable prior notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

     (b) The Trustee and the Collateral Agent and their respective authorized representatives referred to in Section 5.8(a) agree not to use any information obtained pursuant to this Section 5.8 for any unlawful purpose and to keep confidential and not to disclose any such information to any person except that
(i) the recipient of the information may disclose any information that becomes publicly available other than as a result of disclosure by such recipient, (ii) the recipient of the information may disclose any information that its counsel reasonably concludes is necessary to be disclosed by law, pursuant to any court or administrative order or ruling or in any pending legal or administrative proceeding or investigation after prior written notice, reasonable under the circumstances, to the Company, and (iii) the recipient of the information may disclose any information necessary to be disclosed pursuant to any provision of the TIA or pursuant to this Indenture.

                                  ARTICLE VI.

                                   SUCCESSORS

     SECTION 6.1. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

     The Company shall not consolidate or merge with or into any other Person (whether or not the Company is the surviving corporation), or permit any other Person to consolidate or merge with or into the Company, nor will the Company sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another corporation, Person or entity unless:

          (i) the Company shall be the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized and existing under the laws of the United States, any state thereof, or the District of Columbia;

          (ii) the Surviving Entity, if any, assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under the Notes and this Indenture;

          (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (iv) in the case of a transfer of assets, the Surviving Entity has acquired all or substantially all of the assets of the Company as an entirety.

     The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate of the Company to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

     SECTION 6.2. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.1 hereof, the Surviving Entity shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Surviving Entity had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal or Redemption Price of, or interest on, the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 6.1 hereof.

                                  ARTICLE VII.

                              DEFAULTS AND REMEDIES

     SECTION 7.1. EVENTS OF DEFAULT.

     An "Event of Default" occurs if:

     (a) the Company defaults in the payment when due of interest on the Notes and such default continues for a period of 30 days;

     (b) the Company defaults in the payment when due of principal or Redemption Price of the Notes, whether at maturity, upon redemption or otherwise;

     (c) the Company fails to comply with any other covenant, representation, warranty or other agreement in this Indenture or the Notes and such failure to comply continues for a period of 30 days after notice thereof from the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes;

     (d) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries or the payment of which is Guaranteed by the Company or any of such Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default results in the acceleration of any such Indebtedness prior to its express maturity and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10 million or more;

     (e) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments are not paid, stayed or discharged (by operation of appeal or otherwise) for a period of 60 days, provided that the aggregate of all such judgments exceeds $10 million (excluding judgments to the extent covered by insurance in respect of which coverage has not been disclaimed or denied);

     (f) any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee the Liens, rights, powers and privileges purported to be created thereby in any material respect;

     (g) the Company or any Subsidiary:

          (i) commences a voluntary case under any Bankruptcy Law,

          (ii) consents to the entry of an order for relief against it in an involuntary case,

          (iii) consents to the appointment of a custodian or receiver of it or for all or substantially all of its property, or

          (iv) makes a general assignment for the benefit of its creditors; or

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief in an involuntary case against the Company or any Subsidiary;

          (ii) appoints a custodian or receiver of the Company or any Subsidiary or for all or substantially all of the property of any of the foregoing;

          (iii) orders the liquidation of the Company or any Subsidiary; and

          (iv) the order or decree remains unstayed and in effect for 60 consecutive days.

     SECTION 7.2. ACCELERATION.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes by written notice to the Company (and the Trustee, if such notice is given by such Holders) may declare all the Notes to be due and payable immediately. Upon any such declaration, the entire principal amount of, and accrued and unpaid interest on the Notes shall become immediately due and payable, unless all Events of Default specified in such acceleration notice (other than any Event of Default in respect of non-payment of principal, Redemption Price or interest, if any, which has become due solely by reason of such declaration of acceleration) shall have been cured. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 7.1 hereof occurs with respect to the Company or any Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice.

     The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, Redemption Price or interest) if it determines in good faith that withholding notice is in their interest.

     SECTION 7.3. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or Redemption Price of, or interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture. Subject to Article III hereof, if an Event of Default occurs under this Indenture and a declaration of acceleration of the Notes occurs as a result thereof, the Trustee, on behalf of the Holders of the Notes, in addition to any rights or remedies available to it hereunder, may take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of foreclosure proceedings. Subject to Article III hereof, the Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 7.4. WAIVER OF PAST DEFAULTS; RECISSION OF ACCELERATION. Holders of at least 66 2/3% of the aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder with regard to a continuing Default or Event of Default in the payment of the principal or Redemption Price of, or interest on, the Notes. Except as provided in the immediately preceding sentence, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder for all Defaults or Events of Default arising from provisions of this Indenture. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon. After a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in aggregate principal amount of Notes outstanding, by written notice to the Company and the Trustee, may annul such declaration if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (a) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (b) all overdue interest on all Notes, and (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; and (ii) all Events of Default, other than the non-payment of principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived.

     SECTION 7.5. CONTROL BY MAJORITY. Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Section 8.1(c)(iii) and (e) hereof.

     SECTION 7.6. LIMITATION ON SUITS.

     A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

     (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

     (b) the Holders of at least 30% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

     (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

     SECTION 7.7. RIGHTS OF HOLDERS OF NOTES TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal or Redemption Price of, or interest on, the Note, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of the holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes, except to the extent that the institution or prosecution of such suit or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture and the Security Documents upon the Collateral.

     SECTION 7.8. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 7.1(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, Redemption Price and interest remaining unpaid on the Notes and interest on overdue principal and Redemption Price and, to the extent lawful, interest, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 7.9. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate) and counsel and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 7.10. PRIORITIES. Subject to Article III hereof, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order: First: to the Trustee for amounts due under Section 8.7, and then to the Collateral Agent for amounts due under the Security Documents;

     Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Redemption Price and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Redemption Price and interest, respectively; and

     Third: to the Company or to such party as a court of competent jurisdiction shall direct.

     The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 7.10.

     SECTION 7.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 7.6 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                 ARTICLE VIII.

                                     TRUSTEE

     SECTION 8.1. DUTIES OF TRUSTEE.

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA (to the extent the TIA is otherwise applicable hereto) and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5 hereof.

     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 8.1.

     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 7.5 hereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

     SECTION 8.2. RIGHTS OF TRUSTEE.

     (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate of the Company or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate of the Company or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by two Officers of the Company.

     (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 7.1 hereof (other than under Section 7.1(a) or Section 7.1(b) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.2 hereof from the Company or any Holder of the Notes.

     SECTION 8.3. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Company and only if Notes are registered under the Securities Act at such time) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
8.10 and 8.11 hereof.

     SECTION 8.4. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or in the Notes or any information, statement or recital in any other document, including, without limitation, any offering memorandum or other disclosure material, prepared or distributed in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     SECTION 8.5. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

     SECTION 8.6. REPORTS BY TRUSTEE TO HOLDERS OF THE NOTES. Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, for so long as Notes remain outstanding and to the extent the TIA is applicable hereto, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted), and the Trustee shall also comply with TIA ss. 313(b). In each such case, the Trustee shall transmit by mail all reports in the manner required by TIA ss. 313(c) and a copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are then listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

     SECTION 8.7. COMPENSATION, REIMBURSEMENT AND INDEMNITY.

     The Company shall pay to the Trustee from time to time such compensation as the Company may negotiate with the Trustee in accordance with industry standards for its acceptance of this Indenture and the rendering by it of the services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

     The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 10.6 hereof), including the costs and expenses of enforcing this Indenture (including this Section 8.7) or any Security Document against the Company or the applicable Subsidiary (including, without limitation, expenses of any foreclosure sale pursuant to the Mortgages and any advances, fees and expenses, including, without limitation, reasonable fees and expenses of the Trustee's legal counsel, and of any judicial proceedings wherein such foreclosure sale may be made, and all expenses, liabilities and advances reasonably made or incurred by the Trustee under the Mortgages, together with interest on all such advances made by the Trustee at the rate set forth in the Mortgages, and including the payments of any Impositions (as defined in the Mortgages), except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold) and defending itself against or investigating any claim (whether asserted by the Company, any Subsidiary, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     The obligations of the Company under this Section 8.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

     To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or Redemption Price of, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 8.8. REPLACEMENT OF TRUSTEE.

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

     (a) the Trustee fails to comply with Section 8.10 hereof;

     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

     (c) a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversation or liquidation; or

     (d) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 8.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The Company shall mail a notice of the Trustee's succession to each Holder of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
8.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 hereof shall continue for the benefit of the retiring Trustee.

     SECTION 8.9. SUCCESSOR TRUSTEE BY MERGER, ETC. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 8.10 hereof, the successor corporation without any further act shall be the successor Trustee.

     SECTION 8.10. ELIGIBILITY; DISQUALIFICATION.

     There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

     In the event this Indenture shall become qualified under the TIA, this Indenture shall at all times thereafter have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5) and such Trustee shall be subject to TIA ss. 310(b).

     SECTION 8.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. In the event this Indenture shall become qualified under the TIA, the Trustee shall be subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b), and any Trustee who thereafter resigns or is removed shall be subject to TIA ss. 311(a) to the extent indicated therein. SECTION

     8.12. MONIES TO BE HELD IN TRUST.

     Subject to the provisions of Section 8.4, all monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust thereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

                                  ARTICLE IX.

                     SATISFACTION AND DISCHARGE OF INDENTURE

     SECTION 9.1. DISCHARGE OF INDENTURE. When (a) the Company shall deliver to the Trustee for cancellation all Notes theretofore authenticated (other than any Notes which have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Notes not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be canceled for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, monies sufficient to pay at maturity or upon redemption of all of the Notes (other than any Notes which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Notes shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or Redemption Date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) remaining rights of registration of transfer, substitution and exchange of Notes, (ii) rights hereunder of Holders to receive payments of principal of and interest on, the Notes and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Sections 12.4 and 12.5, respectively, and at the cost and use of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture, with the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Notes.

     SECTION 9.2. DEPOSITED MONEYS TO BE HELD IN TRUST BY TRUSTEE.

     Subject to Section 9.4, all monies  deposited with the Trustee  pursuant to
Section 9.1 shall be held uninvested and in trust for the sole benefit of the Holders, and such monies shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Notes for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest.

     SECTION 9.3. PAYING AGENT TO REPAY MONIES HELD. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent for the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to the Company or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

     SECTION 9.4. RETURN OF UNCLAIMED MONIES.(a) Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or interest on Notes and not applied but remaining unclaimed by the Holders of Notes for two years after the date upon which the principal of or interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies, and the Holder of any of the Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect except if an applicable abandoned property law does not so permit.

     SECTION 9.5. REINSTATEMENT. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 9.2 by reason of any order or judgment of any court of governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.1 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 9.2; provided, however, that if the Company makes any payment of interest on or principal of any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE X.

                        AMENDMENT, SUPPLEMENT AND WAIVER

     SECTION 10.1. WITHOUT CONSENT OF HOLDERS OF NOTES.  Notwithstanding Section
10.2 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;

     (b) to provide for the assumption of the Company's obligations to the Holders of the Notes in the case of a merger or consolidation pursuant to
Article VI hereof;

     (c) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

     (d) to comply with any applicable requirements of the Commission or the TIA as applicable; or

     (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes.

     Upon the request of the Company, accompanied by a resolution of the Board (evidenced by an Officers' Certificate of the Company) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 8.2 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     SECTION 10.2. WITH CONSENT OF HOLDERS OF NOTES.

     Except as provided below in this Section 10.2, the Company and the Trustee may amend or supplement this Indenture (including Article XI hereof, and including the defined terms used therein) and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Notes), and, subject to Sections 7.2, 7.4 and 7.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

     (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

     (b) reduce the principal or Redemption Price of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes;

     (c) reduce the rate of or change the time for payment of interest on any Note;

     (d) waive a Default or Event of Default in the payment of principal or Redemption Price of, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

     (e) make any Note payable in money other than that stated in the Notes; or

     (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal or Redemption Price of, or interest on, the Notes.

     In addition to the foregoing, except as expressly permitted by this Indenture (including, without limitation, in Sections 11.3, 11.4 and 11.5), no portion of the Collateral may be released without the consent of the Holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes. Upon the written request of the Company accompanied by a resolution of the Board (evidenced by an Officers' Certificate of the Company) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 8.2 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture. It shall not be necessary for the consent of the Holders of Notes under this
Section 10.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

     SECTION 10.3. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect to the extent that the TIA is otherwise applicable to this Indenture.

     SECTION 10.4. REVOCATION AND EFFECT OF CONSENTS. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     SECTION 10.5. NOTATION ON OR EXCHANGE OF NOTES.

     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

     Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver. SECTION

     10.6. TRUSTEE TO SIGN AMENDMENTS, ETC. The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article X if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 12.4 and 12.5 hereof, and, subject to Section 8.1, shall be fully protected in relying upon, an Officers' Certificate of the Company and an Opinion of Counsel stating that (i) the execution of such amended or supplemental indenture is authorized or permitted by this Indenture, (ii) no Event of Default shall occur as a result of the execution of such Officers' Certificate of the Company or the delivery of such Opinion of Counsel and (iii) the amended or supplemental indenture complies with the terms of this Indenture.

                                  ARTICLE XI.

                               SECURITY DOCUMENTS

     SECTION 11.1. COLLATERAL AND SECURITY DOCUMENTS.

     (a) In order to secure the due and punctual payment of principal of and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, and interest (to the extent permitted by law), if any, on, the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, the Company and the Collateral Agent have simultaneously with the execution of this Indenture entered into the Security Documents, pursuant to which the Company has granted to the Collateral Agent for the benefit of the Trustee and the Holders a second priority Lien on and security interest in certain of the Collateral (such Lien, subject to the terms of the Intercreditor Agreement, ranking junior in priority only to the Peoria County Loan and the Indebtedness under the Senior Credit Facility Documents). The Collateral Agent and the Company hereby agree that the Collateral Agent holds the Collateral as a secured party or mortgagee, as the case may be, in trust for the benefit of the Trustee, in its capacity as trustee, and for the ratable benefit of the Holders pursuant to the terms of the Security Documents. The Collateral Agent is authorized and directed to enter into the Intercreditor Agreement.

     (b) Each Holder, by accepting a Note, consents and agrees to all of the terms and provisions of the Security Documents, as the same may be in effect from time to time or may be amended from time to time in accordance with the provisions of the Security Documents and this Indenture, and authorizes and directs the Collateral Agent to act as mortgagee or secured party with respect thereto.

     (c) As set forth in and governed by the Security Documents, as among the Holders of Notes, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders of the Notes without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Notes.

     SECTION 11.2. RECORDING; PRIORITY; OPINIONS, ETC.

     (a) The Company shall at its sole cost and expense perform any and all acts and execute any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable federal, state or local jurisdiction, including any filings in local real estate land record offices, which are necessary or advisable and shall do such other acts and execute such other documents as may be required under any of the Security Documents, from time to time, in order to grant, perfect and maintain in favor of the Collateral Agent for the benefit of the Trustee and the Holders a valid and perfected Lien on the Collateral with the priority set forth in Section 11.1(a), subject only to the Liens permitted by the Security Documents and Permitted Liens and to preserve fully and protect the rights of the Trustee and the Holders under this Indenture.

     The Company shall from time to time promptly pay and satisfy all mortgage and financing and continuation statement recording and/or filing fees, charges and taxes relating to this Indenture and the Security Documents, any amendments thereto and any other instruments of further assurance. Without limiting the generality of the foregoing covenant, in the event at any time the Collateral Agent or the Trustee shall determine that additional mortgage recording, transfer or similar taxes are required to be paid to perfect or continue any Lien on any Collateral, the Company shall pay such taxes promptly upon demand by the Collateral Agent or the Trustee.

     (b) The Company shall, with respect to (i) below, promptly after the initial issuance of the Notes, and with respect to (ii) below, in the event of the qualification of this Indenture under the TIA, furnish to the Trustee:

          (i) Opinion(s) of Counsel either (a) to the effect that, in the opinion of such counsel, this Indenture and the grant of a security interest in the Collateral intended to be made by the Security Documents and all other instruments of further assurance, including, without limitation, financing statements, have been properly recorded and filed to the extent necessary to perfect the Lien on the Collateral created by the Security Documents and reciting the details of such action, and stating that as to the Liens created pursuant to the Security Documents, such recordings and filings are the only recordings and filings necessary to give notice thereof and that no re-recordings or refilings are necessary to maintain such notice (other than as stated in such opinion), or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien;

          (ii) on March 15 in each year, an Opinion of Counsel, dated as of such date, either (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and refilings of all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of each of the Security Documents and reciting with respect to such Liens the details of such action or referencing prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under each of the Security Documents with respect to the Liens, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to maintain such Liens.

     SECTION 11.3. RELEASE OF COLLATERAL.

     Except as otherwise permitted by Sections 11.4 and 11.5, the Collateral Agent shall not release Collateral from the Lien of the Security Documents unless such release is in accordance with the provisions of this Section 11.3 and of the Security Documents. The Company shall cause TIA ss.ss. 314(d) relating to the release of property or Liens to be complied with to the extent the such provision is otherwise applicable hereto.

     The Company shall be entitled to obtain a full release of all of the Collateral from the Lien of this Indenture and the Security Documents upon compliance with all of the conditions precedent for satisfaction and discharge of this Indenture set forth in Section 9.1 or consent of the holders of at least 66 2/3% in aggregate principal amount of the then outstanding Notes. Upon delivery by the Company to the Trustee and to the Collateral Agent of an Officers' Certificate and an Opinion of Counsel, each to the effect that all of the conditions precedent have been complied with (which may be the same Officers' Certificate and Opinion of Counsel required by Article IV), the Trustee shall take all necessary action, at the request and expense of the Company, to release and reconvey to the Company all of the Collateral, and shall deliver such Collateral in its possession to the Company including, without limitation, the execution and delivery of releases or waivers whenever necessary.

     SECTION 11.4. DISPOSITION OF COLLATERAL WITHOUT RELEASE.

     (a) So long as no Default or Event of Default shall have occurred and be continuing, the Company may, without any release or consent by the Collateral Agent or the Trustee, sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements or other similar property which at such time is subject to the Lien of the Security Documents, which may have become worn out or obsolete, and, solely with respect to equipment, not exceeding individually, in Fair Market Value, $250,000, subject in all cases to any applicable requirements of and restrictions contained in the TIA.

     (b) In the event that that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this Section 11.4 may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Collateral Agent or the Trustee, and the Company requests the Collateral Agent or the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Collateral Agent shall promptly execute (or, if so requested by the Company, shall promptly instruct the Trustee to execute) such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating and demonstrating that such property is property which by the provisions of this Section 11.4 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Collateral Agent or the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly made by the Company in conformity with Section 11.4(a) and that the execution of such written disclaimer, release or quitclaim is appropriate to confirm the propriety of such sale, exchange or other disposition under this Section 11.4. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent or the Trustee hereunder as sufficient for the purposes of this Indenture.

     SECTION 11.5. EMINENT DOMAIN AND OTHER GOVERNMENT TAKINGS.

     Subject to the provisions of the Security Documents, upon the occurrence of a Taking or should any of the Collateral be sold pursuant to the exercise by the United States of America or any State, municipality or other governmental authority of any right which any of them may then have to purchase, or to designate a purchaser or order a sale of, all or any part of the Collateral, the Trustee shall release the property subject to such Taking or purchase, but only upon receipt by the Trustee of the following:

     (a) an Officers' Certificate stating that a Taking has occurred with respect to such property and the amount of the Net Award therefor, or that such property has been sold pursuant to a right vested in the United States of America or a state, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property and the amount of the proceeds of such sale, and that all conditions precedent herein provided for relating to such release have been complied with; and

     (b) an Opinion of Counsel substantially to the effect:

          (i) that a Taking has occurred with respect to such property or such property has been sold pursuant to the exercise of a right vested in the United States of America or a State, municipality or other governmental authority to purchase, or to designate a purchaser or order a sale of, such property;

          (ii) in the case of any Taking, that the Net Award for the property so taken has become final or that the Board has determined that an appeal from such award is not advisable in the interests of the Company or the Holders of the Notes;

          (iii) in the case of any such sale, that the amount of the proceeds of the property so sold is not less than the amount to which the Company is legally entitled under the terms of such right to purchase or designate a purchaser, or under the order or orders directing such sale, as the case may be;

          (iv) in the event that, pursuant to Section 11.5(b), the Net Award for such property or the proceeds of such sale, or a specified portion thereof, shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, that the property to be released, or a specified portion thereof, is or immediately before such Taking or purchase was subject to such Prior Lien, and that such deposit is required by such Prior Lien; and

          (v) that the instrument or the instruments and the Net Award or proceeds of such sale which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and any of the Security Documents and that, upon the basis of such application, the Collateral Agent and the Trustee are permitted by the terms hereof and of the Security Documents to execute and deliver the release requested, and that all conditions precedent herein provided for relating to such release have been complied with.

     In any proceedings for the Taking or purchase or sale of any part of the Collateral, by eminent domain or by virtue of any such right to purchase or designate a purchaser or to order a sale, the Trustee may be represented by counsel who may be counsel for the Company. Subject to the provisions of the Security Documents, all purchase money and other obligations received by the Trustee pursuant to this Section 11.5 shall be held by the Trustee as Collateral subject to application as provided in Section 11.13.

     SECTION 11.6. TRUST INDENTURE ACT REQUIREMENTS. The release of any Collateral pursuant to any provision of this Article XI from any of the Security Documents or the release of, in whole or in part, the Liens created by any of the Security Documents, will not be deemed to impair the Lien of the Security Documents in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. The Trustee and each of the Holders acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Liens created pursuant to the Security Documents in contravention of the terms of this Indenture. Without limitation, the Company and each other obligor on the Notes shall cause TIA ss. 314(d) relating to the release of property or securities from the Liens of each hereof and of the Security Documents to be complied with to the extent such provision is otherwise applicable hereto. In any such event, any certificate or opinion required by TIA ss. 314(d), if applicable, may be made by an officer of the Company, except for cases in which TIA ss. 314(d) requires that such certificate or opinion be made by an independent person.

     SECTION 11.7. SUITS TO PROTECT COLLATERAL. Subject to the provisions of the Security Documents, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Collateral or be prejudicial to the interests of the Holders or the Trustee).

     SECTION 11.8. PURCHASER PROTECTED. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this
Article XI to be sold be under obligation to ascertain or inquire into the authority of the Company to make any such sale or other transfer.

     SECTION 11.9. POWERS EXERCISABLE BY RECEIVER OR TRUSTEE. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article XI upon the Company with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or of any officer or officers thereof required by the provisions of this Article XI.

     SECTION 11.10. DETERMINATIONS RELATING TO COLLATERAL. In the event (i) the Trustee or the Collateral Agent shall receive any written request from the Company under any Security Document for consent or approval with respect to any matter or thing relating to any Collateral or the Company's obligations with respect thereto or (ii) there shall be due to or from the Trustee or the Collateral Agent under the provisions of any Security Document any performance or the delivery of any instrument or (iii) the Trustee or the Collateral Agent shall become aware of any nonperformance by the Company of any covenant or any breach of any representation or warranty of the Company set forth in any Security Document, then, in each such event, the Trustee or the Collateral Agent, as applicable, shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by a majority of Holders pursuant to Section 7.5.

     SECTION 11.11. FORM AND SUFFICIENCY OF RELEASE. In the event that the Company has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of Sections 11.3 and 11.5 may be sold, exchanged or otherwise disposed of by the Company, and the Company requests the Trustee or the Collateral Agent to furnish a written disclaimer, release or quitclaim of any interest in such property under any of the Security Documents, the Collateral Agent shall promptly execute (or, if so requested by the Company, shall promptly instruct the Trustee to execute) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purposes of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and the Security Documents.

     SECTION 11.12. POSSESSION AND USE OF COLLATERAL. Subject to and in accordance with the provisions of this Indenture and the Security Documents, so long as no Default or Event of Default shall have occurred and be continuing, the Company shall have the right to remain in possession and retain exclusive control of the Collateral, to operate, manage, develop, use and enjoy the Collateral and to collect, receive, use, invest and dispose of the reversions, remainders, rates, interest, rents, issues, profits, revenues, proceeds and other income thereof.

     SECTION 11.13. DISPOSITION OF OBLIGATIONS RECEIVED. All purchase money or other obligations received by the Trustee under this Article XI shall be held by the Trustee, as a part of the Collateral. Upon payment in cash or Cash Equivalents by or on behalf of the Company or the obligor thereof to the Trustee of the entire unpaid principal amount of any such obligation, the Trustee shall promptly release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or Cash Equivalents received by the Trustee in respect of the principal of any such obligations shall be held by the Trustee in accordance with the provisions of Section 9.2 hereof. Unless and until the Notes are accelerated pursuant to Section 7.2, all interest and other income on any such obligations, when received by the Trustee, shall be paid to the Company from time to time. If the Notes have been accelerated pursuant to Section 7.2, any such interest or other income not theretofore paid, when collected by the Trustee, shall be applied by the Trustee, as the case may be, in accordance with Section 7.10. This Section 11.13 shall be subject to Article III hereof.

     SECTION 11.14. RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS. In the event that the Company delivers an Officers' Certificate certifying that the provisions of Section 9.1 have been complied with, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments as the Company may reasonably request evidencing the termination of the Liens created by the Security Documents and (ii) not be deemed to hold the Liens for the benefit of the Holders.

                                  ARTICLE XII.

                                  MISCELLANEOUS

     SECTION 12.1. TRUST INDENTURE ACT CONTROL. In the event that the TIA shall require this Indenture to be qualified thereunder, this Indenture thereafter shall be  subject  to,  and shall be  governed  by,  the  provisions  of the TIA required to be part of and to govern indentures qualified under the TIA; provided, however, that this Section 12.1 shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it constitute any admission or acknowledgment by any party to any supplemental indenture pertaining to the qualification of this Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the TIA, such required provision shall control to the extent that the TIA is otherwise applicable hereto.

     SECTION 12.2. NOTICES. Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

         Keystone Consolidated Industries, Inc.
         Three Lincoln Centre
         5430 LBJ Freeway
         Suite 1740
         Dallas, Texas  75240-2697
         Attention:  Chief Financial Officer
         Fax: (972) 458-8108

         With a copy to:

         Keystone Consolidated Industries, Inc.
         Three Lincoln Centre
         5430 LBJ Freeway
         Suite 1740
         Dallas, Texas  75240-2697
         Attention:  Mark Hollingsworth, Esq.
         Fax: (972) 458-8108

         If to the Trustee:

         U.S. Bank National Association
         555 Southwest Oak Street, PL-6
         Portland, Oregon  97204
         Attention:  Corporate Trust Services
         Fax: (503) 275-5738

     The Company or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications. All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. Any notice or communication to a Holder, including any notice delivered in connection with TIA ss.ss. 310(b), 3.13(c), 3.14(a) and 3.15(b), shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA, if applicable. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     SECTION 12.3. COMMUNICATION BY HOLDERS OF NOTES WITH OTHER HOLDERS OF NOTES. Holders may communicate pursuant to TIA ss. 312(b), if applicable, with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c), if applicable.

     SECTION 12.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

     (a) an Officers' Certificate of the Company in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

     SECTION 12.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) to the extent such provision is applicable hereto and shall include:

     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (b) a brief  statement  as to the  nature and scope of the  examination  or
investigation   upon  which  the  statements  or  opinions   contained  in  such
certificate or opinion are based;

     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied. SECTION

     12.6. RULES BY TRUSTEE AND AGENTS. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions. SECTION

     12.7. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

     SECTION 12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW RULES. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

     SECTION 12.9. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 12.10. SUCCESSORS. All agreements of the Company in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 12.11. SEVERABILITY. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 12.12. COUNTERPART ORIGINALS. The parties may sign any number of copies of this Indenture in counterpart. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 12.13. TABLE OF CONTENTS, HEADINGS, ETC. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page.]

                                   SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, by one of their duly authorized officers, all as of the date first above written.

                                    KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                                    By:
                                      -----------------------------------------
                                    Name:
                                      -----------------------------------------
                                    Title:
                                      -----------------------------------------


                                    U.S. BANK NATIONAL ASSOCIATION,
                                     as Trustee

                                    By:
                                       ----------------------------------------
                                    Name:
                                       ----------------------------------------
                                    Title:
                                       ----------------------------------------






     ** This Table of Contents shall not, for any purpose, be deemed a part of the Indenture.